SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

VOYA MUTUAL FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

VOYA GLOBAL EQUITY DIVIDEND FUND

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, Arizona 85258-2034

ACTION REQUESTED

Dear Shareholder:

The Special Meeting of Shareholders (“Special Meeting”) originally scheduled to occur on February 10, 2015 has been adjourned to March 24, 2015 due to insufficient responses from shareholders. The Special Meeting will be reconvened at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona, at 1:00 p.m., Local time.

Shareholders are given the opportunity to vote on the matter set forth at the shareholder meeting in order to collectively approve or disprove the items on the agenda. The polls are still open for the Voya Global Equity Dividend Fund (“Fund”), therefore the opportunity to voice your opinion on the proposal listed below and outlined on the attached proxy card is now.

Shareholders are asked to consider and VOTE on the following matter:

•	To approve a new sub-advisory agreement between Voya Investments LLC and ING Investment Management Advisors B.V. with respect to the Fund, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the NN Group N.V. Separation Plan.

Your VOTE IS IMPORTANT

OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED. please take a moment now to cast your vote. Information regarding the Special Meeting and the proposal can be found in the proxy statement. For assistance in voting your shares please call toll free 1-800-820-2416 between 9:00 a.m. and 10:00 p.m. EST Monday to Friday and Saturday 12:00 p.m. to 6:00 p.m.

PROXY VOTING OPTIONS

Please take a moment now to cast your vote using one of the options listed below:

Vote with a proxy specialist by calling 1-800-820-2416. We can answer your questions and record your vote. (Open: M-F 9am – 10pm, Sat 12pm – 6pm ET)

Vote by Touch-tone Phone by calling the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touchtone prompts.

Vote via the Internet by logging on to the website noted on the enclosed proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

Vote by Mail by mailing in your signed proxy card in the envelope provided. If convenient, please utilize one of the three prior voting options listed above so that your vote is certain to be counted at the adjourned meeting on March 24, 2015.

VOYA ADJ-0324